Exhibit 21

Subsidiaries of HP Inc.
The registrant’s subsidiaries and affiliates as of October 31, 2018 are included in the list below.

ANGOLA

—Hewlett-Packard Angola, Lda.

ARGENTINA

—HP Inc Argentina S.R.L.

AUSTRALIA

—HP PPS Australia Pty Ltd

—Tower Software Engineering Pty Ltd

AUSTRIA

—HP Austria GmbH

BAHRAIN

—Aptitude Management Consulting W.L.L.

BELGIUM

—Hewlett-Packard Industrial Printing Solutions Europe BVBA

—HP Belgium BVBA

BERMUDA

—HP Bermuda Holding One L.P.

—Phoenix Holding L.P.

BRAZIL

—HP Brasil Indústria e Comércio de Equipamentos Eletrônicos Ltda

—HP Brasil Indústria e Comércio de Equipamentos Eletrônicos Ltda.—Branch 01 (Tamboré)

—HP Brasil Indústria e Comércio de Equipamentos Eletrônicos Ltda.—Branch 2 (Sorocaba)

—HP Brasil Indústria e Comércio de Equipamentos Eletrônicos Ltda.—Branch 3 (Porto Alegre)

—Nur do Brasil Ltda

—Palm Comércio de Aparelhos Eletrônicos Ltda.

—Simpress Comércio, Locacao e Servicos S.A.

BRITISH VIRGIN ISLANDS

—AOME Holdings Ltd.

BULGARIA

—HP Inc Bulgaria EOOD

CANADA

—HP Canada Co. HP Canada Cie

—PrinterOn Inc.

CAYMAN ISLANDS

—Compaq Cayman Holdings Company

—Compaq Cayman Holdings General Partnership II

—Compaq Cayman Islands Vision Company

—Hewlett-Packard West Indies Limited

—HP Holdgate Co.

—Quartz Holding Co

CHILE

—HP Inc Chile Comercial Limitada

CHINA

—China HP Co., Ltd. Chengdu Branch

—China HP Co., Ltd. Guangzhou Branch

—China HP Co., Ltd., Jiangan Branch

—China HP Co., Ltd. Nanjing Branch

—China HP Co., Ltd. Shanghai Branch

—HP (Chongqing) Manufacturing, Export, Procurement and Settlement Co., Ltd.

—HP Co., Ltd. Shanghai Branch

—HP Information Technology R & D (Shanghai) Co. Ltd.

—HP Technology (Shanghai) Co., Ltd

—HP Trading (Shanghai) Co. Ltd.

—HP Trading (Shanghai) Co., Ltd. Dalian Branch

—HP Trading (Shanghai) Co., Ltd. Zhangjiang Branch

COLOMBIA

—HP Colombia SAS

COSTA RICA

—HP Inc Costa Rica Limitada

—HP PPS Costa Rica Limitada

CROATIA

—HP Computing and Printing d.o.o. (Zagreb)

CZECH REPUBLIC

—HP Inc Czech Republic s.r.o.

DENMARK

—HP Inc Danmark ApS

FINLAND

—HP Finland Oy

FRANCE

—HP France Holding SAS

—HP France SAS

GERMANY

—HP Deutschland GmbH

—HP Deutschland Holding GmbH

GREECE

—HP Printing and Personal Systems Hellas EPE

HONG KONG

—HP Inc AP Hong Kong Limited

—HP Inc Hong Kong Limited

—Palm Asia Pacific Limited

HUNGARY

—HP Inc Magyarország Kft.

INDIA

—HP Computing and Printing Systems India Private Limited

—HP India Sales Private Limited

—HP PPS India Operations Private Limited

—HP PPS Services India Private Limited

INDONESIA

—PT Hewlett‑Packard Indonesia

IRELAND

—Gram Global Operations Limited

—Hewlett‑Packard Ireland (Holdings) Ltd.

—Hewlett‑Packard Ireland 1, Limited

—HP Print Services Ireland Limited

—HP Production Company Limited

—HP Technology Ireland Limited

—Palm Global Operations Limited

—Palm Ireland Investment Unlimited Company

ISRAEL

—HP Indigo Ltd.

—HP Israel Ltd

—HP Scitex Ltd

—HP Technology Israel Ltd.

—PFE Investments Ltd.

ITALY

—HP Italy S.r.l.

JAPAN

—Hewlett‑Packard G.K.

—HP Japan Inc.

—Nihon HP Nin-l Kumiai

—SYC Corporation, Ltd.

KAZAKHSTAN

—HP Global Trading B.V., Kazakhstan Branch

KENYA

—HP Kenya Limited

KOREA, REPUBLIC OF

—HP Korea Inc.

—HP Printing Korea Co., Ltd.

LUXEMBOURG

—Aquarius Holding S.C.A.

—HP Luxembourg S.C.A.

MALAYSIA

—HP Malaysia Manufacturing Sdn. Bhd.

—HP PPS Malaysia Sdn. Bhd.

—HP PPS Multimedia Sdn. Bhd.

—HP PPS Sales Sdn. Bhd.

MEXICO

—Computing and Printing Global Services Mexico, S. de R.L. de C.V.

—Computing and Printing Mexico, S. de R.L. de C.V.

—Computing and Printing Professional Services Mexico, S. de R.L. de C.V.

MOROCCO

—HP PPS Maroc

NETHERLANDS

—Alpha Holding One B.V.

—Alpha Holding Two B.V.

—Anatolus Holding B.V.

—Antila Holding B.V.

—Arnon Holding B.V.

—Bamberger Holding B.V.

—Columba Holding B.V.

—Dorado Holding B.V.

—Elara Holding B.V.

—Eunomia Holding B.V.

—Flame Holding B.V.

—Hewlett‑Packard (Japan NK) Holdings C.V.

—Hewlett‑Packard Cambridge B.V.

—Hewlett‑Packard Copenhagen B.V.

—Hewlett‑Packard Global Holdings B.V.

—Hewlett‑Packard Global Investments B.V.

—Hewlett-Packard Japan Holding B.V.

—Hewlett‑Packard Lisbon B.V.

—Hewlett-Packard Mercator B.V.

—Hewlett‑Packard Munich B.V.

—Hewlett‑Packard Sunnyvale B.V.

—HP China Holding B.V.

—HP Europe B.V.

—HP Global Trading B.V.

—HP Indigo B.V.

—HP International Trading B.V.

—HP Nederland B.V.

—HP Print Technology B.V.

—HP Products C.V.

—HP Technology Nederland B.V.

—Iseo Holding B.V.

—Kale Holding B.V.

—Lyra Holding B.V.

—Perseus Holding B.V.

—Regor Holding B.V.

—Scorpius Holding B.V.

—Vesta Holding B.V.

NEW ZEALAND

—HP New Zealand

NIGERIA

—HP Computing and Printing Nigeria Ltd

NORWAY

—HP Norge AS

PAKISTAN

—HP Pakistan (Private) Limited

PANAMA

—Hewlett Packard Distribution Center Panama S. de R.L

PERU

—HP Inc. Perú S.R.L.

PHILIPPINES

—HP PPS Philippines Inc.

POLAND

—HP Inc Polska sp. z o.o.

PORTUGAL

—HPCP Computing and Printing Portugal, Unipessoal, Lda.

PUERTO RICO

—HP International Sàrl (Puerto Rico Branch) LLC

—HP International Trading B.V. (Puerto Rico Branch) LLC

—HP Puerto Rico LLC

—Kale Holding B.V. (Puerto Rico Branch) LLC

QATAR

—Hewlett‑Packard KSA Ltd., Qatar Branch

ROMANIA

—HP Inc Romania SRL

RUSSIAN FEDERATION

—Limited Liability Company HP Inc

—OOO “Hewlett-Packard RUS”

—ZAO Hewlett-Packard A.O.

SAUDI ARABIA

—HP KSA Ltd.

—Hewlett‑Packard Services Saudi Arabia Company

SERBIA

—HP Computing and Printing d.o.o. (Beograd)

SINGAPORE

—HP International Pte. Ltd.

—HP PPS Asia Pacific Pte. Ltd.

—HP PPS Singapore (Sales) Pte. Ltd.

—HP R&D Singapore Pte. Ltd.

—HP Singapore (Private) Limited

SLOVAKIA

—HP Inc Slovakia, s.r.o.

SOUTH AFRICA

—HP South Africa Proprietary Limited

—HP South Africa Trust SPAIN

—HP Printing and Computing Solutions, S.L.U.

—HP Solutions Creation and Development Services S.L.U.

STATE OF LIBYA

—Hewlett‑Packard MENA FZ‑LLC Libya Branch

SWEDEN

—HP PPS Sverige AB

SWITZERLAND

—HP Europe BV, Amsterdam, Meyrin Branch

—HP International Sàrl

—HP Schweiz GmbH

TAIWAN

—HP International Pte. Ltd., Taiwan Branch

—HP Taiwan Information Technology Ltd.

THAILAND

—HP Inc (Thailand) Ltd.

TUNISIA

—HP Inc Tunisie SARL

TURKEY

—HP Bilgisayar ve Baski Teknolojileri Limited Şirketi

—HP Bilgisayar ve Baski Teknolojileri Limited Şirketi Ankara Şubesi

UNITED ARAB EMIRATES

—Hewlett‑Packard MENA F‑LLC

—HP Computing and Printing Middle East FZ-LLC

—HP Europe B.V., Abu Dhabi Branch

—HP Europe B.V., Regional Dubai Branch

—HP Inc Gulf

UNITED KINGDOM

—Albacore Holdings Jersey Ltd

—Aurasma Limited

—HP Inc UK Holding Limited

—HP Inc UK Limited

—Palm Europe Limited

—Perigee Holdco UK Limited

—Perigee Midco UK Limited

—PrinterOn Europe Limited

UNITED STATES

—Compaq Information Technologies, LLC

—Computer Insurance Company

—Hewlett‑Packard Company Archives LLC

—Hewlett Packard Development Company, L.P.

—Hewlett‑Packard Enterprises, LLC

—Hewlett‑Packard Products CV 1, LLC

—Hewlett‑Packard Products CV 2, LLC

—Hewlett‑Packard World Trade, LLC

—HP Hewlett Packard Group LLC

—HP R&D Holding LLC

—HP US Digital LLC

—HPI Bermuda Holdings LLC

—HPI Brazil Holdings LLC

—HPI CCHGPII Sub LLC

—HPI CCHGPII LLC

—HPI Federal LLC

—HPI J1 Holdings LLC

—HPI Luxembourg LLC

—HPQ Holdings, LLC

—Indigo America, Inc.

—Palm Latin America, Inc.

—Palm Trademark Holding Company, LLC

—Palm, Inc.

—PrinterOn America Corporation

—Shoreline Investment Management Company

—Tall Tree Insurance Company

VIET NAM

—HP Technology Vietnam Company Ltd

—HP Technology Vietnam Company Ltd. (Hanoi Branch)
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Exhibit 21

Subsidiaries of HP Inc.